SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
Act of 1934

                    	Filed by the Registrant /x/

           	Filed by a Party other than the Registrant / /



	     Check the appropriate box:
	 / / Preliminary Proxy Statement
	 / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
  /x/ Definitive Proxy Statement
	 / / Definitive Additional Materials
	 / / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12



	                      ACCESS PHARMACEUTICALS, INC.
             ------------------------------------------------
            	(Name of Registrant as Specified In Its Charter)


   	(Name of Person(s) Filing Proxy Statement, if other than the Registrant)



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	 /x/ No fee required
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Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
			1) Amount Previously Paid:
			2) Form, Schedule or Registration Statement No.:
			3) Filing Party:
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
                      ACCESS PHARMACEUTICALS, INC.
                    2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                            (214)  905-5100


April 13, 2005

To Our Stockholders:

You are cordially invited to attend the Annual
Meeting of Stockholders (the "Meeting") of Access
Pharmaceuticals, Inc. (the "Company") to be held on Thursday, May 12, 2005 at 10:00 a.m., local time, at the New York Athletic Club, 180 Central Park South,
New York, New York 10019, (212) 247-5100.

The Notice of Annual Meeting and the Proxy Statement that follow describe the business to be considered and acted upon by stockholders of the Company at the Meeting. The Board of Directors of the Company unanimously recommends that the stockholders of the Company approve each of the proposals described in the Proxy Statement. Please carefully review the information contained in the Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, IT IS
VERY IMPORTANT THAT YOU MARK, SIGN, DATE AND RETURN
THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED AS
SOON AS POSSIBLE.  IF YOU ATTEND THE MEETING, YOU
MAY REVOKE THE PROXY AT THAT TIME BY REQUESTING THE
RIGHT TO VOTE IN PERSON.

Sincerely,

/s/ Kerry P. Gray
-----------------
Kerry P. Gray
President and CEO

                      ACCESS PHARMACEUTICALS, INC.
                    2600 Stemmons Freeway, Suite 176
                         Dallas, Texas 75207
                            (214)  905-5100

                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      to be held on May 12, 2005


PLEASE TAKE NOTICE that the Annual Meeting of
Stockholders (the "Meeting") of Access
Pharmaceuticals, Inc. will be held at the New York
Athletic Club, 180 Central Park South, New York, New
York  10019, on Thursday, May 12, 2005, at 10:00
a.m., local time, for the following purposes:

1. To elect two Class 1 Directors to hold office for a term of three years and until their successors are elected and qualified.

2. To consider and vote upon a proposal to establish the Access Pharmaceuticals, Inc. 2005 Equity
   Incentive Plan, pursuant to which an aggregate of 700,000 shares of our common stock may be granted pursuant to the terms of such plan.

3. To consider and vote upon a proposal to amend our Restricted Stock Plan to increase the total number of shares of our common stock authorized for issuance under that plan from 200,000 to 400,000 shares.

4. To consider and act upon a proposal to ratify the appointment of Grant Thornton LLP as our independent accountants for the fiscal year ending December 31, 2005.

5. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

Stockholders of record at the close of business on March 18, 2005, the record date for the Meeting, are entitled to receive notice of, and to vote at, the Meeting and any adjournment or postponement thereof.
Our Annual Report for the 2004 fiscal year accompanies the Proxy Statement.

Information relating to the proposals described above is set forth in the accompanying Proxy
Statement dated April 13, 2005. Please carefully review the information contained in the Proxy
Statement, which is incorporated into this Notice.

Stockholders are cordially invited to attend the Meeting in person. YOUR VOTE IS IMPORTANT. If you do not expect to attend the Meeting, or if you do plan to attend but wish to vote by proxy, please complete, date, sign and mail the enclosed proxy card in the return envelope provided addressed to Access Pharmaceuticals, Inc., c/o American Stock
Transfer & Trust Co., 40 Wall Street, 46th Floor,
New York, New York 10005. Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such proxy.
American Stock Transfer & Trust Company's fax number is (718) 234-2287.

By Order of the Board of Directors,

/s/ Kerry P. Gray
-----------------
Kerry P. Gray
President and CEO

Dallas, Texas
April 13, 2005

                     ACCESS PHARMACEUTICALS, INC.
                   2600 Stemmons Freeway, Suite 176
                          Dallas, Texas 75207
                           (214)  905-5100
                           __________________

                             PROXY STATEMENT
                           __________________

                     ANNUAL MEETING OF STOCKHOLDERS
                       To Be Held On May 12, 2005

This Proxy Statement is furnished by Access
Pharmaceuticals, Inc., a Delaware corporation (the
"Company"), to holders of its common stock, par value $.01 per share (the "Common Stock"), in connection with the solicitation of proxies by our Board of Directors (the "Board") for use at our Annual Meeting of Stockholders(the "Meeting"), and at any and all adjournments or postponements thereof. The Meeting will be held on Thursday, May
12, 2005 at 10:00 a.m., local time, at the New York
Athletic Club, 180 Central Park South, New York, New
York 10019. This Proxy Statement and the accompanying form of proxy is first being sent to holders of Common Stock on or about April 18, 2005.
Our mailing address and the location of our principal executive offices are at 2600 Stemmons
Freeway, Suite 176, Dallas, Texas 75207, (214) 905-5100.

A Stockholder signing and returning the enclosed proxy may revoke it at any time before it is exercised by voting in person at the Meeting, by submitting another proxy bearing a later date or by giving notice in writing to our Secretary not later than the day prior to the Meeting. All proxies returned prior to the Meeting will be voted in accordance with instructions contained therein or, if no choice is specified for one or more proposals in a proxy submitted by or on behalf of a Company stockholder, the shares represented by such proxy will be voted in favor of such proposals and in the discretion of the named proxies with respect to any other matters which may properly come before the Meeting.

At the close of business on March 18, 2005, the record date for the Meeting, the number of our outstanding shares of Common Stock that are entitled to vote was 15,524,734. We have no other outstanding voting securities. Each outstanding share of Common
Stock is entitled to one vote on each proposal set forth in the enclosed proxy. A complete list of Company stockholders entitled to vote at the Meeting will be available for examination by any Stockholder for any purpose germane to the Meeting at our principal executive offices and at 399 Park Avenue, New York, NY, 21st Floor, during normal business hours, at least ten days prior to the Meeting. Our
Bylaws require that a majority of the shares entitled to vote, present in person or by proxy, shall constitute a quorum for the conduct of business at the Meeting. Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business at the Meeting. For purposes of determining the outcome of a vote, abstentions are treated as shares present and entitled to vote on Proposals 1-4. They are not treated as shares voted for any director nominee in Proposal 1 and are treated as shares voted against Proposals 2-4. Broker non-votes are not treated as shares present and entitled to vote on Proposals 1-4 and have no effect on the outcome of such Proposals.

Stockholders have the right to vote cumulatively for the election of Directors. This means that in voting at the Meeting, each Stockholder, or his proxy, may multiply the number of his shares by two (the number of directors to be elected) and then vote the resulting total number of shares for a single nominee, or distribute such votes on the ballot among the two nominees desired. The proxies submitted to the Board in response to this solicitation may, at the discretion of the proxy holder, cumulate the votes of the shares the proxies represent. However, the Board requires any Stockholder otherwise electing to exercise his cumulative voting rights, if voting in person, to so indicate prior to the beginning of the Meeting or if voting by proxy given to someone other than those designated by the Board in the solicitation to so indicate on said proxy.

All expenses in connection with solicitation of proxies will be borne by us. We will also request brokers, dealers, banks and voting trustees, and their nominees, to forward this Proxy Statement, the accompanying form of proxy and our Annual Report for the fiscal year ended December 31, 2004 to beneficial owners and will reimburse such record holders for their expense in forwarding solicitation material. We expect to solicit proxies primarily by mail, but Company directors, officers and regular employees may also solicit in person, by telephone or by fax.

The Board does not know of any matters which will be brought before the Meeting other than those matters specifically set forth in the Notice of Annual
Meeting. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitutes acting thereunder, will vote on such matter in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

This Proxy Statement should be read in conjunction with our Annual Report for the 2004 fiscal year, including the financial statements and management's discussion and analysis of financial condition and results of operations for the 2004 fiscal year contained therein.

Corporate Governance Matters

Corporate Governance Practices and Board Independence

The Board has adopted a number of corporate governance documents, including charters for its Audit and Finance Committee, Compensation Committee and Nominating and Corporate Governance Committee, corporate governance guidelines, a code of business conduct and ethics for employees, executive officers and directors (including its principal executive officer and principal financial officer) and a whistleblower policy regarding the treatment of complaints on accounting, internal accounting controls and auditing matters. All of these documents are available on the Company's website at www.accesspharma.com and a copy of any of them may be obtained, without charge, upon written request to the Company, c/o Investor Relations, 2600 Stemmons
Freeway, Suite 176, Dallas, Texas, 75207. The Board has determined that a majority of its directors are independent under applicable Securities and Exchange
Commission ("SEC") and American Stock Exchange
("AMEX") rules and regulations.

Stockholder Communications with the Board

The Board has established a process for stockholders to send communications to it. Stockholders may send written communications to the Board or individual directors to Access Pharmaceuticals, Inc., Board of
Directors, c/o Chief Executive Officer, 2600
Stemmons Freeway, Suite 176, Dallas, Texas, 75207.
Stockholders also may send communications via email to akc@accesspharma.com with the notation
"Attention: Chief Executive Officer" in the Subject field. All communications will be reviewed by the Chief Executive Officer of the Company, who will determine whether such communications are relevant and/or for a proper purpose and appropriate for Board review and, if applicable, submit such communications to the Board on a periodic basis.

Attendance of Directors at Annual Stockholder Meetings

All of the directors attended the 2004 annual stockholder meeting. Although the Company currently does not require directors to attend annual stockholder meetings, it does encourage directors to do so and welcomes their attendance. The Company generally schedules a Board meeting in conjunction with the Meeting and plans to continue to do so in the future. The Company expects that directors will attend annual stockholder meetings absent a valid reason.

Nomination and Election of Directors

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. After conducting an initial evaluation of a candidate, the committee will interview that candidate if it believes the candidate might be suitable to serve as a director. The committee may also ask the candidate to meet with Company management. If the committee believes a candidate would be a valuable addition to the Board and there is either a vacancy on the Board or the committee believes it is in the best interests of the Company and our stockholders to increase the number of Board members to elect that candidate, it will recommend to the full Board that candidate's election.

Before nominating a sitting director for re-election at an annual stockholder meeting, the committee will consider the director's performance on the Board and whether the director's re-election would be in the best interests of the Company's stockholders and consistent with the Company's corporate governance guidelines and the Company's continued compliance with applicable law, rules and regulations.

The Board believes that it should be comprised of directors with diverse and complementary backgrounds, and that directors should have expertise that, at a minimum, may be useful to the Company and may contribute to the success of the Company's business. Directors also should possess the highest personal and professional ethics and should be willing and able to devote an amount of time sufficient to effectively carry out their duties and contribute to the success of the Company's business. When considering candidates for director, the Committee takes into account a number of factors, including the following:

* Independence from management;
* Age, gender and ethnic background;
* Relevant business experience;
* Judgment, skill and integrity;
* Existing commitments to other businesses;
* Potential conflicts of interest;
* Corporate governance background;
* Financial and accounting background;
* Executive compensation background; and
* Size and composition of the existing Board.

The Nominating and Corporate Governance Committee will consider candidates for director suggested by stockholders by considering the foregoing criteria and the additional information referred to below.
Stockholders wishing to suggest a candidate for director should write to the Company, c/o Investor
Relations, 2600 Stemmons Freeway, Suite 176, Dallas,
Texas 75207 and include the following:

* The name and address of the stockholder and a statement that he, she or it is a stockholder of the Company and is proposing a candidate for consideration by the committee;

* The class and number of shares of Company capital stock, if any, owned by the stockholder as of the record date for the annual stockholder meeting (if such date has been announced) and as of the date of the notice, and length of time such stockholder has held such shares;

* The name, age and address of the candidate;

* A description of the candidate's business and educational experience;

* The class and number of shares of Company capital stock, if any, owned by the candidate, and length of time such candidate has held such shares;

* Information regarding each of the foregoing criteria the Board generally considers, other than the factor regarding Board size and composition, sufficient to enable the committee to evaluate the candidate;

* A description of any relationship between the candidate and any customer, supplier or competitor of the Company or any actual or potential conflict of interest;

* A description of any relationship or understanding between the stockholder and the candidate; and

* A statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

                             PROPOSAL 1

                       ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws presently provide that our Board shall consist of three to fifteen members, shall be divided into three classes as nearly equal in number as possible, and that each Director shall serve for a term of three years and until his successor is elected and qualified or until his earlier resignation, death or removal. By resolution, the Board has set the number of its members at seven. The term of office of one class of Directors expires each year in rotation so that one class is elected at each annual meeting of stockholders for a three-year term. The Board presently consists of seven members.

Members of each class serve a term of three years until the respective annual meeting of stockholders and election and qualification of their successors.
Dr. Link and Mr. Meakem are members of the Class 1
Directors with their terms set to expire upon the Meeting. Mr. Duty and Dr. Howell are members of the Class 2 Directors with their terms set to expire upon the annual meeting of stockholders in 2006.
Messrs. McDade, Gray and Flinn are members of the Class 3 Directors with their terms set to expire upon the annual meeting of stockholders in 2007.
Each of our officers is selected by the Board for a term of one year. There is no family relationship among any of the directors or executive officers.

Nominees for Term Expiring at the Meeting (Class 1
Directors)

Dr. Link and Mr. Meakem are the members of the Class
1 Directors. Dr. Link has served as director since
1996 and Mr. Meakem has served as director since
2001. The terms of Dr. Link and Mr. Meakem expire at the Meeting. If elected at the Meeting, all two will serve for a term of three years expiring on the date of the annual meeting of stockholders in 2008. The terms of the other five Directors will continue as indicated below.

Business and Experience of Nominees for Director

Max Link, Ph.D. has been one of our directors since
1996. Dr. Link is also a Chairman of the Audit &
Finance Committee of the Board and a member of the Compensation Committee of the Board. He has held a number of executive positions with pharmaceutical and health care companies. Most recently, from March
2001 until August 2003, Dr. Link served as Chairman and CEO of Centerpulse, Ltd. (now a part of Zimmer
Holdings, Inc.). From May 1993 until June 1994, he served as Chief Executive Officer of Corange
Limited. Prior to joining Corange, Dr. Link served in a number of positions with Sandoz Pharma Ltd., including Chief Executive Officer, from 1987 until
April 1992, and Chairman, from April 1992 until May
1993. Dr. Link currently serves on the board of directors of six other publicly-traded life science companies: Alexion Pharmaceuticals, Inc., Cell
Therapeutics, Inc., Celsion Corporation, Inc.,
Discovery Laboratories, Inc., Human Genome Sciences,
Inc., and Protein Design Labs, Inc. Dr. Link received his Ph.D. in Economics from the University of St. Gallen in 1970.

Mr. John J. Meakem, Jr. has been one of our directors since 2001. Mr. Meakem is also a member of the Audit & Finance Committee of the Board. Mr.
Meakem is a private investor with portfolio holdings in innovative companies with a particular focus on healthcare. Most recently Mr. Meakem served as Chairman of the Board, President and Chief Executive
Officer of Advanced Polymer Systems, Inc. from 1991 to 2000. Prior to 1991, he was Corporate Executive
Vice President of Combe, Inc. and President of Combe
North America. Prior to 1970, Mr. Meakem was with
Vick Chemical Company, a division of Richardson
Merrell Drug Corporation, for ten years as Vice
President of Marketing, New Products & Acquisitions.

The nominees have consented to serve as our Directors and the Board has no reason to believe that either nominee will be unavailable for such service.

The Board recommends a vote "FOR" the proposed nominees to the Board and the enclosed proxy will be so voted unless a contrary vote is indicated. Each
Director shall be elected by a plurality of the votes cast by the holders of Common Stock present in person or by proxy and entitled to vote at the Meeting.

UNLESS OTHERWISE INDICATED THEREON, THE ACCOMPANYING
PROXY WILL BE VOTED FOR THE NOMINEES NAMED ABOVE.
HOWEVER, THE PERSONS DESIGNATED AS PROXIES RESERVE
THE RIGHT TO CAST VOTES FOR ANOTHER PERSON
DESIGNATED BY THE BOARD IN THE EVENT THE NOMINEES
ARE UNABLE OR UNWILLING TO SERVE.

Information With Respect to Directors Whose Terms
Continue and Executive Officers

Directors Whose Term Expires at the Annual Meeting in 2006 (Class 2 Directors)

Mr. Stuart M. Duty has served as one of our directors since November 2002. Mr. Duty is also a member of the Audit & Finance Committee of the Board. Mr. Duty is currently a Partner at Oracle
Partners, L.P. Prior to joining Oracle Partners,
L.P. he held senior healthcare investment banking positions, most recently, from 1999 to 2001, as the Co-Head of Healthcare Investment Banking at US
Bancorp Piper Jaffray. From 1993 to 1999 he was
Managing Director at NationsBank Montgomery
Securities. In addition to his investment banking experience, Mr. Duty has worked in the biotechnology industry in a business development capacity.

Stephen B. Howell, M.D. has served as one of our directors since 1996. Dr. Howell is a Professor of Medicine at the University of California, San Diego, and director of the Cancer Pharmacology Program of the UCSD Cancer Center. Dr. Howell is a recipient of the Milken Foundation prize for his contributions to the field of cancer chemotherapy. He has served on the National Research Council of the American Cancer
Society and is on the editorial boards of multiple medical journals. Dr. Howell founded DepoTech, Inc.
and served as a member of its board of directors from 1989 to 1999. Dr. Howell served on the board of directors of Matrix Pharmaceuticals from 2000 to 2002. Dr. Howell received his AB at the University of Chicago and his MD from

Harvard Medical School.

Directors Whose Term Expires at the Annual Meeting in 2007 (Class 3 Directors)

Mr. Herbert H. McDade, Jr. was elected to be one of our directors in 1988, and was Chairman of the Board until 2004. He is Chairman of the Compensation
Committee of the Board. In February 1989, he was elected Vice-Chairman of the Board and Chief
Executive Officer and served in such positions until 1996. In June 1989, he was elected Chairman of the Board and Treasurer in addition to his responsibilities as Chief Executive Officer, and from 1990 to January 1996 he was our President. In addition, he also serves on the board of Discovery
Laboratories, Inc. From 1986 to 1987 he served as
Chairman of the board of directors and President of Armour Pharmaceutical Co., a wholly-owned subsidiary of Rorer Group, Inc. Prior to 1986 he served for approximately 13 years in various executive positions at Revlon, Inc., including from 1979 to 1986, as President of the International Division of the Revlon Health Care Group. He was also previously associated for twenty years in various executive capacities with The Upjohn Company.

Mr. Kerry P. Gray has been our President and Chief
Executive Officer and a director since January 1996.
From June 1993 until January 1996, Mr. Gray served as President and Chief Executive Officer of Access
Pharmaceuticals, Inc., a private Texas corporation.
Previously, Mr. Gray served as Vice President and
Chief Financial Officer of PharmaSciences, Inc., a company he co-founded to acquire technologies in the drug delivery area. From May 1990 to August 1991,
Mr. Gray was Senior Vice President, Americas,
Australia and New Zealand of Rhone-Poulenc Rorer,
Inc. Prior to the Rorer/Rhone Poulenc merger, he had been Area Vice President Americas of Rorer
International Pharmaceuticals. Previously, from
January 1986 to May 1988, he was Vice President,
Finance of Rorer International Pharmaceuticals, having served in that same capacity for the Revlon
Health Care Group of companies before their acquisition by Rorer Group. Between 1975 and 1985, he held various senior financial positions with the Revlon Health Care Group.

Mr. J. Michael Flinn has served as one of our directors since 1983. Mr. Flinn is Chairman of the Board and a member of the Compensation Committee of the Board. Since 1970, he has been an investment counselor and was a consultant to the Operations
Group of United Asset Management. From 1970 to 1996 he was a principal with the investment counseling firm of Sirach Capital Management, Inc. He assisted in the management of pension, profit sharing, individual, corporate and foundation accounts totaling over $7.0 billion. He serves as a board member of Lonesome Dove Petroleum.

Executive Officers

In addition to Mr. Gray, set forth below is the business experience of our other executive officers.

David P. Nowotnik, Ph.D. has been Senior Vice
President Research and Development since January
2003 and was Vice President Research and Development from 1998. From 1994 until 1998, Dr. Nowotnik had been with Guilford Pharmaceuticals, Inc. in the position of Senior Director, Product Development and was responsible for a team of scientists developing polymeric controlled-release drug delivery systems.
From 1988 to 1994 he was with Bristol-Myers Squibb researching and developing technetium radiopharmaceuticals and MRI contrast agents. From 1977 to 1988 he was with Amersham International leading the project which resulted in the discovery and development of Ceretec.

Mr. Stephen B. Thompson has been Vice President since 2000 and our Chief Financial Officer since
1996. From 1990 to 1996, he was Controller and
Administration Manager of Access Pharmaceuticals,
Inc., a private

Texas corporation. Previously, from 1989 to 1990,
Mr. Thompson was Controller of Robert E. Woolley,
Inc., a hotel real estate company where he was responsible for accounting, finances and investor relations. From 1985 to 1989, he was Controller of OKC Limited Partnership, an oil and gas company, where he was responsible for accounting, finances and SEC reporting. Between 1975 and 1985 he held various accounting and finance positions with Santa
Fe International Corporation.

Officers and Directors

Our directors and executive officers are as follows:


         Name             Age              Title
-----------------------  -----  -----------------------------
J. Michael Flinn           71    Chairman of the Board

Kerry P. Gray              52    President, Chief Executive Officer, Director

Stuart M. Duty             40    Director

Stephen B. Howell, M.D.    60    Director

Max Link, Ph.D.            64    Director

Herbert H. McDade, Jr.     78    Director

John J. Meakem, Jr.        68    Director

David P. Nowotnik, Ph.D.   56    Senior Vice President Research & Development

Stephen B. Thompson        51    Vice President, Chief Financial Officer,
                                 Treasurer

Meetings of the Board and Committees

The Board held a total of seven meetings during the 2004 fiscal year. The standing committees of the Board are the Audit and Finance Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During the 2004 fiscal year, each Director attended at least 75% of the aggregate of the total number of meetings of the Board and all meetings held by all committees on which the individual director served.

The Audit and Finance Committee presently is composed of three directors, Max Link, Ph.D., Stuart
M. Duty and John J. Meakem , Jr., each of whom the
Board has determined is independent under applicable
SEC and AMEX rules and regulations. The Board has determined that Dr. Link is qualified to be an "audit committee financial expert" under applicable rules and regulations of the SEC. The Audit and Finance Committee is governed by a charter, which is available on the Company's website at www.accesspharma.com. and delegates to the Audit and Finance Committee, among other things, the responsibility to engage the independent auditors, review the audit fees, supervise matters relating to audit functions and review and set internal policies and procedure regarding audits, accounting and other financial controls. During the 2004 fiscal year, the Audit and Finance

Committee met three times.

The Compensation Committee presently is composed of three directors, Herbert H. McDade, Jr., J. Michael
Flinn and Max Link, each of whom the Board has determined is independent under applicable AMEX rules and regulations. Responsibilities of this committee include approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options under the Company's 1995
Stock Awards Plan and 2000 Special Stock Option
Plan, and other benefits and general review of the Company's employee compensation policies. The charter of the Compensation Committee is available on the Company's website at www.accesspharma.com.
During the 2004 fiscal year, the Compensation
Committee met two times.

The Nominating and Corporate Governance Committee is composed of three directors, Stuart M. Duty, John J.
Meakem and Max Link, Ph.D., each of whom the Board has determined is independent under applicable AMEX rules and regulations. The Nominating and Corporate
Governance Committee is responsible for, among other things, considering potential Board members, making recommendations to the full Board as to nominees for election to the Board, assessing the effectiveness of the Board and implementing the Company's corporate governance guidelines. The charter of the Nominating and Corporate Governance Committee is available on the Company's website at www.accesspharma.com.

Compensation of Directors

Each director who is not our employee receives a quarterly fee of $3,000 and $1,000 per quarter per committee (aggregate for all committees) in which he/she is a member. The Chairman of the Board is paid an additional $1,000 per quarter and the Chairman of each of the Audit and Finance and Compensation Committee is paid an additional $500 per quarter. Each director will have $2,000 deducted from their fee if more than one Board meeting is missed and $1,000 deducted per committee meeting missed. In addition, we reimbursed each director, whether an employee or not, the expenses of attending board and committee meetings. Each non-employee director is also entitled to receive options to purchase 12,500 shares of our common stock on the date of each annual meeting of stockholders and options to purchase 20,000 shares of common stock when he/she is first appointed as a director.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) ("Section 16(a)") of the Securities
Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of such securities. Directors, officers and 10% holders are required by SEC rules to furnish us with copies of all of the Section 16(a) reports they file.

Based solely on a review of reports furnished to us during the 2004 fiscal year or written representatives from our directors and executive officers, none of our directors, executive officers and 10% holders failed to file on a timely basis reports required by Section 16(a) during the 2004 fiscal year, except for Messrs. McDade, Meakem and Nowotnik, who each filed one late Form 4, reporting one transaction each.

Executive Compensation

The following table sets forth the aggregate compensation paid to our CEO and each of our other executive officers whose aggregate salary and bonus exceeded $100,000 for services rendered in all capacities for the fiscal years ended December 31, 2004, 2003 and 2002.

                      Summary Compensation Table
                      --------------------------
                                                             Long-term
                               Annual Compensation      Compensation Awards
                             ----------------------- -------------------
                                                                 Securities
                                                     Restricted  Underlying All Other(4)
Name and Principal Position  Year Salary(1) Bonus(2) Stock($)(3) Options(#) Compensation
---------------------------- ---- --------- -------- ----------- ---------- ------------
Kerry P. Gray                2004 $384,449  $      - $        -    100,000    $ 11,470
President and CEO            2003  366,848   130,000          -    140,000      10,837
                             2002  338,150   110,000(5) 105,000    160,000       9,713

David P. Nowotnik, Ph.D.     2004 $238,995  $      -          -     25,000    $  6,433
Senior Vice President        2003  226,530    24,154     20,412     35,000       6,042
Research and Development(4)  2002  212,001    20,142     19,960     50,000       5,648

Stephen B. Thompson          2004 $145,260  $      - $        -     15,000    $  3,365
Vice President,              2003  138,030    14,704     12,474     20,000       3,918
Chief Financial Officer      2002  129,501    12,474     12,176     30,000       3,540


(1) Includes amounts deferred under our 401(k) Plan.

(2) Includes bonuses earned in the reported year but paid in the following year.

(3) The value of all restricted stock for each named individual at December 31, 2004 is: Mr. Gray -
    $118,445; Dr. Nowotnik - $75,207; and Mr. Thompson - $45,847.

(4) Amounts reported for fiscal years 2004, 2003, and 2002 consist of: (i) amounts we contributed to our 401(k) Plan with respect to each named individual, (ii) amounts we paid for group term life insurance for each named individual, and (iii) for Mr. Gray, premiums paid by us each year for life insurance for Mr. Gray.

(5) Mr. Gray's 2002 bonus of $110,000 was deferred, by election of the Compensation Committee and Mr.
    Gray, until certain performance goals were met. The primary goal of the Company's signing a licensing or equity agreement at certain levels was met and the bonus was paid in 2004.

Option Grants in the 2004 Fiscal Year

             Individual Option Grants In Last Fiscal Year
             --------------------------------------------
                      Number of    Percent of                    Potential Realizable
                      Securities  Total Options                  Value at Assumed
                      Underlying   Granted to  Exercise           Annual Rates of
                       Options    Employees in   Price Expiration Stock Appreciation
        Name          Granted(#) Fiscal Year(1) $/Sh(2)   Date   For Option Term(3)
--------------------- ---------- -------------- ------- -------- ------------------
                                                                      5%      10%
                                                                 --------- --------
Kerry P. Gray (4)       100,000        32%       $5.85   1/23/14  $368,000 $932,000

David P. Nowotnik (4)    25,000         8%       $5.85   1/23/14   $92,000 $233,000

Stephen B. Thompson(4)   15,000         5%       $5.85   1/23/14   $55,000 $140,000


(1) Based on an aggregate of 314,200 options granted to employees in the 2004 fiscal year, including options granted to the named individual.

(2) The exercise price of each grant is the closing price on the date of grant as quoted on AMEX.

(3) Potential realizable value is based on the assumption that the price per share of our Common
    Stock appreciates at the assumed annual rate of stock appreciation for the option term. There is no assurance that the assumed 5% and 10% annual rates of appreciation (compounded annually) will actually be realized over the term of the option. The assumed
    5% and 10% annual rates are set forth in accordance with the rules and regulations adopted by the SEC and do not represent our estimate of stock price appreciation.

(4) Mr. Gray, Dr. Nowotnik and Mr. Thompson's options vest 25% after twelve months and the remaining 75% vest 2.083% monthly commencing twelve months from the date of grant and are exercisable in full 48 months after the date of grant.

Option Exercises and Year-End Value Table

The following table includes the number of shares covered by both exercisable and non-exercisable stock options as of December 31, 2004. Also reported are the values of "in-the-money" stock options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of our Common Stock.



The remainder of this page is intentionally left blank.

           Aggregated Option Exercises In Last Fiscal Year And
                     Fiscal Year-End Option Values
           ----------------------------------------------------
                                                                   Value of
                                              Number of Securites  Unexercised
                                             Underlying Unexercised    In-
                                                    Options    The-Money Options
                       Number of                   at Fiscal      ($) (1) at
                        Shares                     Year End     Fiscal Year End
                       Acquired     Value        Exercisable/     Exercisable/
       Name         On Exercise # Realized($)   Unexercisable    Unexercisable
------------------- ------------- ----------- ----------------- ----------------
Kerry P. Gray              -           -      1,257,083/222,917 $936,000/$90,000

David P. Nowotnik, Ph.D.   -           -        201,146/ 58,854 $181,000/$28,000

Stephen B. Thompson        -           -        115,208/ 34,792 $103,000/$16,000


(1) On December 31, 2004, the closing price of our Common Stock as quoted on AMEX was $3.54.


Equity Compensation Plan Information

The following table sets forth information as of December 31, 2004 about shares of Common Stock outstanding and available for issuance under our existing equity compensation plans.

                                                           Number of securities
                                                         remaining available for
                  Number of securities                     future issuance under
                    to be issued upon     Weighted-average   equity compensation
                      exercise of         exercise price of   plans (excluding
                   outstanding options,  outstanding options, securities reflected
Plan Category      warrants and rights   warrants and rights      in column (a))
----------------   -------------------   -------------------  ------------------
                           (a)                    (b)                  (c)
Equity compensation
 plans approved
 by security holders
   1995 Stock Awards
     Plan              2,182,181               $3.76               129,780
   2001 Restricted
     Stock Plan          126,474                   -                38,762

Equity compensation
 plans not approved
 by security holders
   2000 Special
     Stock Option Plan   500,000               $2.50                    -
                      -----------             -------             --------
Total                  2,808,655               $3.37              168,542
                      ===========             =======             ========

Compensation Pursuant to Agreements and Plans

Employment Agreements

We are party to an employment agreement with Kerry
P. Gray, our President and Chief Executive Officer, which expires March 31, 2006 and which thereafter may be automatically renewed for successive one-year periods. Under this agreement, Mr. Gray is currently entitled to receive an annual base salary of $390,000, subject to adjustment by the Board. Mr.
Gray is eligible to participate in all of our employee benefit programs available to executives.
Mr. Gray is also eligible to receive:


* a bonus payable in cash and Common Stock related to the attainment of reasonable performance goals specified by the Board;

* stock options at the discretion of the Board;

* long-term disability insurance to provide compensation equal to at least 60% of his annual base salary; and

* term life insurance coverage of $400,000.

Mr. Gray is entitled to certain severance benefits in the event that we terminate his employment without cause or if Mr. Gray terminates his employment following a change of control. In the event that we terminate the employment agreement for any reason, other than for cause, Mr. Gray would receive the salary due and his target bonus for the remaining term of the agreement or 18 months, whichever is longer. We will also continue benefits for such period. In the event that Mr. Gray's employment is terminated within six months following a change in control or by Mr. Gray upon the occurrence of certain events following a change in control, Mr. Gray would receive two years salary and his target bonus and his stock options shall become immediately exercisable. We will also continue payment of benefits for such period. The employment agreement imposes upon Mr. Gray a covenant not to compete with us for up to 18 months following the termination date.

We are party to an employment agreement with David
P. Nowotnik, Ph.D., our Senior Vice President,
Research and Development, which expires November 16,
2005 and which thereafter may be automatically renewed for successive one-year periods. Under this agreement, Dr. Nowotnik is currently entitled to receive an annual base salary of $241,980, subject to adjustment by the Board. Dr. Nowotnik is eligible to participate in all of our employee benefit programs available to executives. Dr. Nowotnik is also eligible to receive:

* a bonus payable in cash and common stock related to the attainment of reasonable performance goals specified by the Board;

* stock options at the discretion of the Board;

* long-term disability insurance to provide compensation equal to at least $60,000 annually; and

* term life insurance coverage of $242,000.

Dr. Nowotnik is entitled to certain severance benefits in the event that we terminate his employment without cause or if Dr. Nowotnik terminates his employment following a change of control. In the event that we terminate the employment agreement for any reason, other than for cause, Dr. Nowotnik would receive the salary due for six months. We will also continue benefits for such period. In the event that Dr. Nowotnik's employment is terminated within six months following a change in control or by Dr. Nowotnik upon the occurrence of certain events following a change in control, Dr. Nowotnik would receive twelve months salary and his stock options shall become immediately exercisable. We will also continue payment of benefits for such period.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee operates under a written charter adopted by the Board and is responsible for making all compensation decisions for the Company's named executives including determining base salary and annual incentive compensation amounts and recommending stock option grants and other stock-based compensation under our equity incentive plans.

Overall Objectives of the Executive Compensation Program

The purpose of our compensation plan is to attract, retain and motivate key management employees. It is our philosophy to pay our executives at levels commensurate with both industry levels and individual experience and performance. A primary consideration in developing our executive compensation programs is to link the long-term financial interests of executives with those of the Company and our stockholders. Throughout the 2004 fiscal year, the Compensation Committee reviewed compensation for comparable organizations in order to establish our total compensation program and to recommend awards under our equity incentive plans.

Base Salary Program

It is our policy to establish salaries at a level approximating the average of the competitive levels in comparable companies in the bio-medical industry and to provide annual salary increases reflective of an executive's performance, level of responsibility and position with the Company. Based on a review of comparable organizations, Mr. Gray's base annual salary for 2004 was established at $390,000.

Annual Incentive

Each year, the Compensation Committee evaluates the performance of the Company as a whole, as well as the performance of each individual executive.
Factors considered include Company development, performance against objectives, advancement of our research and development programs, commercial operations, product acquisition, and in-licensing and out-licensing agreements. The Compensation
Committee does not utilize formalized mathematical formulas, nor does it assign weightings to these factors. The Compensation Committee, in its sole discretion, determines the amount, if any, of incentive payments to be awarded to each executive based on an individual's targeted incentive payment.
The Compensation Committee believes that analysis of our corporate growth requires subjectivity on the part of the Compensation Committee when determining incentive payments. The Compensation Committee believes that specific formulas restrict flexibility. Based on this criteria, for the 2003 fiscal year Mr. Gray was awarded an annual incentive payment of $130,000.

Stock Option Plans

In 1995, the Board adopted and our stockholders approved our 1995 Stock Awards Plan, as amended. The
1995 Stock Awards Plan provides for the issuance of up to a maximum of 2,500,000 shares of our Common
Stock to our employees, directors and consultants or any of our subsidiaries. Options granted under the 1995

Stock Awards Plan may be either incentive stock options or options which do not qualify as incentive stock options. In 2000, the Board adopted the 2000
Special Stock Option Plan and Agreement (the "2000
Plan"). The 2000 Plan provides for the award of options to purchase a maximum of 500,000 shares of the authorized but unissued shares of our Common
Stock.

The stock option plans are administered by a committee of at least three non-employee members of the Board, chosen by the Board, and is currently administered by the Compensation Committee. The current members of the Compensation Committee are Dr. Link, Mr. Flinn and Mr. McDade. The Compensation
Committee has the authority to determine those individuals to whom stock options should be granted, the number of shares to be covered by each option, the option price, the type of option, the option period, the vesting restrictions, if any, with respect to exercise of each option, the terms for payment of the option price and other terms and conditions of each option.

Our non-employee directors, who include members of the Compensation Committee, are eligible to receive options under the 1995 Stock Awards Plan. Each non-employee director is entitled to receive options to purchase 12,500 shares of our Common Stock on the date of each annual meeting of stockholders and options to purchase 20,000 shares of Common Stock when he/she is first appointed as a director.

Mr. Gray received option grants in the 2004 fiscal year of 100,000. At December 31, 2004, we had granted to Mr. Gray options under the 1995 Stock
Awards Plan and the 2000 Plan to purchase an aggregate of 1,480,000 shares of Common Stock at a weighted average exercise price per share of $3.52.

We also have a restricted stock plan, the 2001
Restricted Stock Plan, under which 200,000 shares of our authorized but unissued Common Stock were reserved for issuance to certain employees, directors, consultants and advisors. The restricted stock granted under the plan generally vests over five years, 25% two years after the grant date with an additional 25% vesting on the next three anniversary dates. All stock is vested after five years. At December 31, 2004 there were 161,238 shares granted and 38,762 shares available for grant under the 2001 Restricted Stock Plan. At December
31, 2004 we had granted to Mr. Gray an aggregate of 52,841 shares of restricted stock under the 2001
Restricted Stock Plan of which 19,382 shares had vested.

Section 162(m)

Section 162(m) of the Internal Revenue Code of 1986, as amended, currently imposes a $1 million limitation on the deductibility of certain compensation paid to each of our five highest paid executives. Excluded from this limitation is compensation that is "performance based." For compensation to be performance based it must meet certain criteria, including being based on predetermined objective standards approved by stockholders. In general, we believe that compensation relating to options granted under the 1995 Stock Awards Plan and 2000 Plan should be excluded from the $1 million limitation calculation.
Compensation relating to our incentive compensation awards do not currently qualify for exclusion from the limitation, given the discretion that is provided to the Compensation Committee in establishing the performance goals for such awards.
The Compensation Committee believes that maintaining the discretion to evaluate the performance of our management is an important part of its responsibilities and inures to the benefit of our stockholders. The Compensation Committee, however, intends to take into account the potential application of Section 162(m) with respect to incentive compensation awards and other compensation decisions made by it in the future.

Conclusion

The Compensation Committee believes these executive compensation policies effectively serve the interests of the stockholders. The Compensation
Committee believes that the various pay vehicles offered are appropriately balanced to provide increased motivation for executives to contribute to our overall future successes, thereby enhancing the value of the Company for the stockholders' benefit.

Herbert H. McDade, Jr., Chairman
J. Michael Flinn, Member
Max Link, Ph.D., Member

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board operates under a written charter adopted by the Board in May 2001 and amended and restated by the Board in January 2004, which charter is available on the Company's website at http://www.accesspharma.com.
The members of the Audit and Finance Committee are Messrs.
Duty and Meakem and Dr. Link. The Company believes that all members of the Audit and Finance Committee meet the independence standards of Section 121(A) of the AMEX listing standards. In accordance with its written charter, the Audit and Finance Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and financial reporting practices of the Company.

In discharging its oversight responsibility as to the audit process, the Audit and Finance Committee obtained from the Company's independent accountants a formal written statement describing all relationships between the accountants and the Company that might bear on the accountants' independence consistent with Independence Standards
Board Standard No. 1, "Independence Discussions with Audit Committees." The Audit and Finance
Committee discussed with the independent accountants any relationships that may impact their objectivity and independence and satisfied itself as to that firm's independence.

The Audit and Finance Committee discussed and reviewed with the independent accountants all communications required by generally accepted accounting standards, including those described in Statement on Auditing Standards No. 61, as amended,
"Communication with Audit Committees." In addition, the Audit and Finance Committee met with and without management present, and discussed and reviewed the results of the independent accountants' examination of the Company's financial statements.

Based upon the Audit and Finance Committee's discussion with management and the independent accountants and the Audit and Finance Committee's review of the representation of management and the report of the independent accountants to the Audit and Finance Committee, the Audit and Finance
Committee recommended to the Board that the Company include the audited consolidated financial statements in its Annual Report on Form 10-K for the 2004 fiscal year for filing with the SEC. The Audit and Finance Committee also recommended the reappointment, subject to stockholder ratification, of the independent accountants and the Board concurred with such recommendation.

Max Link, Chairman
Stuart M. Duty, Member
John J. Meakem, Jr., Member

Compensation Committee Interlocks And Insider Participation

The members of the Compensation Committee of the Board are Mr. McDade, Mr. Flinn and Dr. Link. The
Compensation Committee makes recommendations to the Board regarding executive compensation matters, including decisions relating to salary and annual incentive payments and grants of stock options.
During the 2004 fiscal year, no executive officer of the Company served as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Board or our Compensation Committee.

Stockholder Return Performance Presentation

Set forth below is a line graph comparing our cumulative stockholder return on our Common Stock with the cumulative total return of the NASDAQ
Biotech Index and the Russell 2000 Index for the five fiscal years commencing December 31, 1999. The graph assumes an investment of $100 at the beginning of the period.



Insert Graph


Total Returns Index for 12/31/99 12/31/00 12/31/01 12/31/02 12/31/03 12/31/04
                        -------- -------- -------- -------- -------- --------
Access
  Pharmaceuticals, Inc. $100.00   250.03   222.00    74.99   261.98   176.98

NASDAQ Biotech Index    $100.00   122.98   103.05    56.35    82.12    87.14

Russell 2000 Index      $100.00    96.97    99.47    79.09   116.47   137.82


The foregoing graph is based on historical data and is not necessarily indicative of future performance.

Certain Relationships and Related Transactions

On October 12, 2000, the Board authorized a restricted stock purchase program. Under the program, our executive officers were given the opportunity to purchase shares of Common Stock in an individually designated amount per participant determined by our Compensation Committee. A total of 180,000 shares were purchased by such officers at $5.50 per share, the fair market value of the Common
Stock on October 12, 2000, for an aggregate consideration of $990,000. The purchase price was paid through the participant's delivery of a 50%- recourse promissory note payable to us. Each note bears interest at 5.87% compounded semi-annually and has a maximum term of ten years. The notes are secured by a pledge to us of the purchased shares.
We recorded the notes receivable of $990,000 from participants in this program as a reduction of equity in the Consolidated Balance Sheet. As of December 31, 2004, principal and interest on the notes was: Mr. Gray - $702,000; Dr. Nowotnik -
$351,000; and Mr. Thompson - $211,000. In accordance with the Sarbanes-Oxley Act of 2002, we no longer make loans to our executive officers.

Stephen B. Howell, MD. Dr. Howell, one of our directors, also serves as a scientific consultant pursuant to a consulting agreement with us that provides for a minimum of ten days consulting during 2005 at a rate of $2,800 per month plus expenses.
Dr. Howell received warrants to purchase 10,000 shares of our Common Stock at $4.96 per share that can be exercised until January 1, 2009; warrants to purchase 15,000 shares of our Common Stock at $3.00 per share that can be exercised until January 1, 2008; and, warrants to purchase 30,000 shares of our Common Stock at $3.00 per share that were exercisable on or before February 1, 2005. During
2004, Dr. Howell was paid $58,000 in consulting fees; during 2003 Dr. Howell was paid $60,000 in consulting fees; and during 2002 Dr. Howell was paid
$55,000 in consulting fees. Dr. Howell's original agreement with us expired January 31, 2005 but was renewed and now expires February 28, 2006.

Security Ownership of Certain Beneficial Owners and Management

Based solely upon information made available to us, the following table sets forth certain information with respect to the beneficial ownership of our Common Stock as of April 11, 2005 by (i) each person who is known by us to beneficially own more than five percent of our Common Stock; (ii) each of our directors; (iii) each of our executive officers; and
(iv) all our executive officers and directors as a group. Beneficial ownership as reported in the following table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of
1934, as amended. Except as otherwise indicated, the holders listed below have sole voting and investment power with respect to all shares of our Common Stock beneficially owned by them. The address of each holder listed below, except as otherwise indicated, is c/o Access Pharmaceuticals, Inc., 2600 Stemmons
Freeway, Suite 176, Dallas, Texas 75207.

                    Common Stock Beneficially Owned
                    -------------------------------
            Name                               Number of Shares(1) % of Class
---------------------------------------------- ------------------- ----------
Herbert H. McDade, Jr.(2)                             87,257         1.0%

Kerry P. Gray (3)                                  1,546,181         9.1%

Stuart M. Duty (4)                                    20,000           *

J. Michael Flinn (5)                                 155,695         1.0%

Stephen B. Howell, M.D. (6)                          155,695         1.0%

Max Link, Ph.D. (7)                                   72,000           *

John J. Meakem, Jr. (8)                              100,000         1.0%

David P. Nowotnik, Ph.D. (9)                         305,912         1.9%

Stephen B. Thompson (10)                             173,022         1.1%

Heartland Advisors, Inc. (11)                      1,715,300        10.9%

Larry Feinberg (12)                                1,954,200        11.9%

All Directors and Executive Officers as a group
(consisting of 9 persons) (13)                     2,631,404        14.9%


* Less than 1%

(1) Includes our Common Stock held plus all options exercisable within 60 days of April 11, 2005

(2) Including presently exercisable options for the purchase of 50,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan. Also includes 1,000 shares of our Common Stock owned by Thoma Corporation of which Mr. McDade is the beneficial owner.

(3) Kerry P. Gray, 2600 Stemmons Freeway, Suite 176,
Dallas, Texas 75207, beneficially owns 236,181 shares of our Common Stock. Mr. Gray is known to be the beneficial owner of more than five percent of our Common Stock. Mr. Gray's ownership includes presently exercisable options for the purchase of 1,310,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan and the 2000 Special Stock
Option Plan.

(4) Mr. Duty is a partner in Oracle Partners, L.P.
Oracle Partners, L.P. and affiliates (Oracle
Institutional Partners, L.P., Oracle Investment
Management, Inc., Sam Oracle Fund, Inc., and Larry
N. Feinberg) are known to beneficially own an aggregate of 1,945,200 shares of our Common Stock.
Mr. Duty disclaims beneficial ownership of all such shares except to the extent of his pecuniary interest therein.

(5) Including presently exercisable options for the purchase of 70,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(6) Including presently exercisable options for the purchase of 52,084 shares of our Common Stock pursuant to the 1995 Stock Option Plan and a warrant to purchase 30,000 shares of our Common Stock at an exercise price of $3.00 per share, a warrant to purchase 10,000 shares of our Common Stock at an exercise price of $4.91 per share, and a warrant to purchase 15,000 shares of our Common Stock at an exercise price of $3.00 per share.

(7) Including presently exercisable options for the purchase of 22,500 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(8) Including presently exercisable options for the purchase of 55,000 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(9) Including presently exercisable options for the purchase of 218,333 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(10) Including presently exercisable options for the purchase of 125,417 shares of our Common Stock pursuant to the 1995 Stock Option Plan.

(11) Heartland Advisors, Inc., 789 North Water
Street, Milwaukee, WI 53202, beneficially owns
1,715,300 shares of our Common Stock. Heartland is known to be the beneficial owner of more than ten percent of our Common Stock. William J. Nasqovitz, as a result of his stock ownership of Heartland, could be deemed to have voting and/or investment power over the shares Heartland beneficially owns. The information set forth in this footnote is based on a
Schedule 13G filed by Heartland on January 13, 2005.

(12) Larry N. Feinberg and affiliates, Oracle
Partners, L.P., Oracle Institutional Partners, L.P.,
Oracle Investment Management, Inc., and Sam Oracle
Fund, Inc., 712 Fifth Avenue, 45th Floor, New York,
NY 10019 are known to beneficially own more than ten percent of our Common Stock. The information set forth in this footnote is based on a Schedule 13D filed by Mr. Feinberg on November 14, 2002. Includes
730,000 shares of our Common Stock issuable upon conversion of Convertible Notes at a conversion price of $5.50 per share. Mr. Duty, our director and partner in Oracle Partners, L.P., disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

(13) Does not include Heartland Advisors, Inc. or
Larry N. Feinberg and affiliates.

                               PROPOSAL 2

                 APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN

On January 21, 2005, the Board adopted, subject to stockholder approval, the Access Pharmaceuticals,
Inc. 2005 Equity Incentive Plan (the "2005 Plan") pursuant to which 700,000 shares of Common Stock shall be available for issuance to employees of or consultants to one or more of the Company and its affiliates or to non-employee members of the Board or of any board of directors (or similar governing authority) of any affiliate of the Company. The material features of the 2005 Plan are outlined below.

Purpose. The Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its affiliates to provide additional incentive for them to promote the success of the Company's business.

Administration. The Plan is administered by the Compensation Committee of the Board of Directors
(the "Committee"). Subject to the provisions of the Plan, the Committee has discretion to determine the employee, consultant or director to receive an award, the form of award and any acceleration or extension of an award. Further, the Committee has complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective award agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. In addition, the Committee may delegate to an executive officer or officers the authority to grant awards to employees who are not officers, and to consultants, in accordance with applicable Committee guidelines.

Eligibility. Awards may be granted to any employee of or consultant to one or more of the Company and its affiliates or to non-employee member of the Board or of any board of directors (or similar governing authority) of any affiliate. The maximum number of shares issuable pursuant to awards under the Plan may not exceed 700,000 to any one person in any one calendar year.

Shares Subject to the Plan. The shares issued or to be issued under the Plan are shares of the Company's common stock, $0.01 par value (the "Common Stock"), which may be authorized but unissued shares, treasury shares, reacquired shares, or any combination thereof. A maximum of 700,000 shares of Common Stock have been reserved for issuance pursuant to the Plan.

Types of Awards.  Awards under the Plan include
Incentive Stock Options, Nonstatutory Stock Options,
Restricted Stock, Stock Appreciation Rights and
Stock Grants.

Nonstatutory Stock Options and Incentive Stock
Options (which are intended to meet the requirements of

Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) (together, "Stock Options") are rights to purchase Common Stock of the Company.
Each Stock Option shall be evidenced by an instrument in such form as the Committee shall prescribe and shall specify (i) the exercise price,
(ii) the number of shares of Common Stock subject to the Stock Option and (iii) such other terms and conditions, including, but not limited to, the method of exercise and any restrictions upon the Stock Option or the Common Stock issuable upon exercise thereof, as the Committee, in its discretion, shall establish.

A Stock Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine.
A Stock Option may be exercised by the participant giving written notice to the Company, accompanied by payment of an amount equal to the exercise price of the shares to be purchased. The purchase price may be paid by cash, check or, to the extent not prohibited by applicable law and subject to such conditions, if any, as the Committee may deem necessary or desirable, by delivery to the Company of shares of Common Stock, the participant's executed promissory note, or through and under the terms and conditions of any formal cashless exercise program authorized by the Company. Unless the Committee shall provide otherwise with respect to any Stock Option, if the participant's employment or other association with the Company and its affiliates ends for any reason, any outstanding
Stock Option of the participant shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event. Notwithstanding the foregoing, no Stock Option shall be exercisable after the tenth anniversary of the date it is granted.

Incentive Stock Options may be granted only to eligible employees of the Company or any parent or subsidiary corporation, must have an exercise price of not less than 100% of the fair market value of the Company's Common Stock on the date of grant
(110% for Incentive Stock Options granted to any 10% stockholder of the Company) and must have a term of not more than ten years (five years in the case of an Incentive Stock Option granted to any 10% stockholder of the Company). In the case of an Incentive Stock Option, the amount of the aggregate fair market value of Common Stock (determined at the time of grant) with respect to which Incentive Stock
Options are exercisable for the first time by an employee during any calendar year (under all such plans of his employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

Awards of Restricted Stock are grants or sales of Common Stock which are subject to a risk of forfeiture. Each award of Restricted Stock shall be evidenced by an instrument in such form as the Committee shall prescribe, which instrument will specify (i) the number of shares of Common Stock to be issued to a participant pursuant to the award and the extent, if any, to which they shall be issued in exchange for cash, other property or services or any combination thereof, and (ii) such other terms and conditions as the Committee, in its discretion, shall establish. Unless the Committee shall provide otherwise for any Award of Restricted Stock, upon termination of a participant's employment or other association with the Company and its affiliates for any reason during the restriction period, all shares of Restricted Stock still subject to risk of forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the award agreement.

Stock Appreciation Rights are rights to receive
(without payment to the Company) cash, property or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of shares of Common Stock specified in the Stock Appreciation
Right. Each award of a Stock Appreciation Right shall be evidenced by an instrument in such form as the Committee shall prescribe, which instrument will specify (i) a "hurdle" price in an amount determined by the Committee, (ii) the number of shares of Common Stock subject to such award, and
(iii) such other terms and conditions as the Committee, in its discretion, shall establish. A
Stock Appreciation Right may be exercised in accordance with such written instrument and at such time or times and in such installments as the Committee may establish.
Unless the Committee shall provide otherwise with respect to any Stock Appreciation Right, any outstanding Stock Appreciation Right shall cease to be exercisable not later than 90 days following a participant's termination of employment or other association with the Company and its affiliates.
Notwithstanding the foregoing, no Stock
Appreciation Right shall be exercisable after the tenth anniversary of the date it is granted.

A Stock Grant is a grant of shares of Common Stock not subject to restrictions or other forfeiture conditions.

Transferability. Except as otherwise provided herein, Stock Options and Stock Appreciation Rights shall not be transferable, and no Stock Option, Stock Appreciation Right or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a participant's rights in any Stock Option or Stock
Appreciation Right may be exercised during the life of the participant only by the participant or the participant's legal representative. However, the
Committee may, at or after the grant of a Nonstatutory Option provide that such Nonstatutory
Option or Stock Appreciation Right may be transferred by the recipient to a family member;
provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of a Nonstatutory Option or Stock
Appreciation Right shall be valid unless first approved by the Committee, acting in its sole discretion.

Effect of Significant Corporate Event. In the event of any change in the outstanding shares of Common Stock through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares subject to the Plan, (ii) the numbers and kinds of shares or other securities subject to the then outstanding awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Stock Options or Stock
Appreciation Rights (without change in the aggregate purchase or hurdle price as to which Stock Options or Stock Appreciation Rights remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a risk of forfeiture in the form of a Company repurchase right. In the event of an acquisition (a) any then outstanding Stock Options or Stock Appreciation
Rights shall accelerate 50% if not assumed by the acquiring entity or replaced by comparable options to purchase shares of the capital stock of the successor or acquiring entity or parent thereof, and to the extent not so assumed or replaced shall then terminate to the extent not exercised and (b) any then Restricted Stock shall accelerate 50% if the Company's rights to reacquire such shares of Restricted Stock on occurrence of the applicable risk of forfeiture with respect to those shares are not assigned to the acquiring entity. Upon dissolution or liquidation of the Company, other than as part of an acquisition or similar transaction, each outstanding Stock Option or Stock
Appreciation Right shall terminate, but the participant shall have the right, immediately prior to the dissolution or liquidation, to exercise the Stock Option or Stock Appreciation Right to the extent exercisable on the date of dissolution or liquidation.

Amendments to the Plan. The Board of Directors may amend or modify the Plan at any time subject to the rights of holders of outstanding awards on the date of amendment or modification, except where stockholder approval is required under the Plan.

Summary of Tax Consequences. The following is a brief and general discussion of the federal income tax rules applicable to awards granted under the Plan.

For purposes of this summary, we assumed that no award will be considered "deferred compensation" as that term is defined for purposes of the federal tax rules governing nonqualified deferred compensation arrangements, Section 409A of the Code, or, if any award were considered to any extent to constitute deferred compensation, its terms would comply with the requirements at that legislation (in general, by limiting any flexibility in the time of payment). For example, the award of a nonstatutory option with an exercise price which is less than the market value of the stock covered by the option would constitute deferred compensation. If an award includes deferred compensation, and its terms do not comply with the requirements of the legislation, then any deferred compensation component of the award will be taxable when it is earned and vested (even if not then payable) and the recipient will be subject to a 20% additional tax.

Nonstatutory Stock Options. There are no Federal income tax consequences to the Company or the participants upon grant of Nonstatutory Stock
Options. Upon the exercise of such an Option, (i) the participant will recognize ordinary income in an amount equal to the amount by which the fair market value of the Common Stock acquired upon the exercise of such Option exceeds the exercise price, if any, and (ii) the Company will receive a corresponding deduction. A sale of Common Stock so acquired will give rise to a capital gain or loss equal to the difference between the fair market value of the Common Stock on the exercise and sale dates.

Incentive Stock Options. Except as noted at the end of this paragraph, there are no Federal income tax consequences to the Company or the participant upon grant or exercise of an Incentive Stock
Option.  If the participant holds shares of Common
Stock purchased pursuant to the exercise of an Incentive Stock Option for at least two years after the date the Option was granted and at least one year after the exercise of the Option, the subsequent sale of Common Stock will give rise to a long-term capital gain or loss to the participant and no deduction will be available to the Company.
If the participant sells the shares of Common Stock within two years after the date an Incentive Stock
Option is granted or within one year after the exercise of an Option, the participant will recognize ordinary income in an amount equal to the difference between the fair market value at the exercise date and the Option exercise price, and the Company will be entitled to an equivalent deduction, and any additional gain or loss will be a capital gain or loss. Some participants may have to pay alternative minimum tax in connection with exercise of an Incentive Stock Option.

Restricted Stock. A participant will generally recognize ordinary income on receipt of an award of Restricted Stock when his or her rights in that award become substantially vested, in an amount equal to the amount by which the then fair market value of the Common Stock acquired exceeds the price he or she has paid for it, if any.
Recipients of Restricted Stock may, however, within 30 days of receiving an award of Restricted Stock, choose to have any applicable risk of forfeiture disregarded for tax purposes by making an "83(b) election." If the participant makes an 83(b) election, he or she will have to report compensation income equal to the difference between the value of the shares and the price paid for the shares, if any, at the time of the transfer of the Restricted Stock.

Stock Appreciation Rights. A participant will generally recognize ordinary income on receipt of cash or other property pursuant to an award of Stock Appreciation Rights.

Stock Grants. A participant will generally recognize ordinary income on receipt of a Stock
Grant equal to the value of the Common Stock subject to such Stock Grant.

Although the foregoing summarizes the essential features of the Plan, it is qualified in its entirety by reference to the full text of the Plan as approved.

The benefits or amounts received by or allocated to each of (i) the officers listed in the Summary
Compensation Table, (ii) each of the nominees for election as a director, (iii) all directors of the Company who are not executive officers of the Company as a group, (iv) all present executive officers of the Company as a group, and (v) all employees of the Company, including all other current officers, as a group are not determinable.

UNLESS OTHERWISE INDICATED THEREON, THE
ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF
THE 2005 EQUITY INCENTIVE PLAN. YOUR BOARD OF
DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE
2005 EQUITY INCENTIVE PLAN.

Proposal 2 will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on such proposal.

                              PROPOSAL 3

APPROVAL OF AMENDMENT OF RESTRICTED STOCK PLAN TO INCREASE
THE NUMBER OF SHARES ISSUABLE UNDER THE RESTRICTED STOCK
PLAN TO 400,000 SHARES

On January 21, 2005, the Board adopted, subject to stockholder approval, an amendment to increase the number of shares of Common Stock available for issuance under the Company's 2001 Restricted Stock
Plan (the "Restricted Stock Plan") from 200,000 to
400,000.  The material features of the Restricted
Stock Plan are outlined below.

Purpose. The purpose of the Restricted Stock Plan is to advance the interests of the Company and its stockholders by strengthening the ability of the Company to attract, retain and motivate key employees, directors, consultants and advisors of the Company by providing them with an opportunity to purchase shares of Common Stock and thus participate in the ownership of the Company, including the opportunity to share in any appreciation in the value of such shares of Common
Stock.

Eligibility. Restricted stock awards may be granted under the Restricted Stock Plan to employees, directors, consultants and/or advisors of the Company, as determined by, and in the discretion of, the Compensation Committee.

Administration. The Restricted Stock Plan is administered by the Compensation Committee, which has and may exercise such powers and authority of the Board as may be necessary or appropriate for it to carry out its functions as described in the Restricted Stock Plan. The Compensation Committee is empowered to determine the persons to whom, and the time or times at which, restricted stock awards may be granted and the number of shares of Common
Stock subject to each Restricted Stock Award.  The
Compensation Committee also has the authority to interpret the Restricted Stock Plan, to determine the terms and provisions of restricted stock awards agreements and to make all other determinations necessary or advisable for administration of the Restricted Stock Plan.

Shares of Common Stock Subject to the Restricted
Stock Plan. Previously, the aggregate number of shares of Common Stock that could be granted or sold pursuant to restricted stock awards under the Restricted Stock Plan was 200,000 shares (subject to adjustment for, among other things, stock dividends, stock splits and other distributions, in accordance with the Restricted Stock Plan). If
Proposal 3 is approved by the stockholders of the Company as set forth in this Proxy Statement, the aggregate number of shares of Common Stock that may be granted or sold pursuant to restricted stock awards under the Restricted Stock Plan will be 400,000 shares (subject to adjustment).

Terms and Conditions of Restricted Stock Awards.
The Compensation Committee has the discretion to determine and designate those persons who are to receive restricted stock awards, and the number of shares of Common Stock covered by each restricted stock award. Each restricted stock award is evidenced by a written agreement or instrument and may include any other terms and conditions consistent with the Restricted Stock Plan, as the Compensation Committee determines. All shares of Common Stock subject to restricted stock awards may be issued or transferred by the Company for such consideration (which may consist wholly of services) as the Compensation Committee may determine. Such shares may not be sold, transferred or otherwise disposed of except to the Company, until certain conditions contained in the Restricted Stock Plan relating to forfeiture or repurchase have been met or are removed, unless the Compensation Committee determines otherwise.
Restricted Stock Awards are subject to forfeiture or repurchase at their initial purchase price until such time or times, and/or upon the achievement of such predetermined performance objectives, as are determined by the Compensation Committee. In the event a holder of a restricted stock award ceases to be an employee, director, consultant and/or advisor, as applicable, of the Company, all shares of Common Stock under the restricted stock award that remain subject to restrictions at the time his or her employment, directorship, consulting and/or advising relationship terminates must be returned to or repurchased by the Company at their initial price, unless the Compensation Committee determines otherwise.

UNLESS OTHERWISE INDICATED THEREON, THE
ACCOMPANYING PROXY WILL BE VOTED FOR APPROVAL OF
THE AMENDMENT OF THE RESTRICTED STOCK PLAN. YOUR
BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL
OF THE AMENDMENT OF THE RESTRICTED STOCK PLAN.

Proposal 3 will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on such proposal.

                               PROPOSAL 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board has appointed, subject to ratification by Company stockholders at the Meeting, the accounting firm of Grant Thornton LLP as our principal independent public accountants for the fiscal year ending December 31, 2005. Grant Thornton LLP has served in this capacity since December 1998.

Representatives of Grant Thornton LLP expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit Fees

The aggregate fees billed for professional services rendered by Grant Thornton LLP for the audit of the Company's annual financial statements for the fiscal years ended December 31, 2004 and 2003 and the reviews of the financial statements included in the Company's reports on Form 10-Q for such fiscal years totaled $72,000 and $39,000, respectively.

All Other Fees

The aggregate fees billed for all other services rendered by Grant Thornton LLP for the fiscal years ended December 31, 2004 and 2003 totaled $54,000 and $18,000, respectively. Such services consisted of reviewing Form S-3 and attending the annual meeting of stockholders and Audit Committee meetings.

Auditor Independence

The Audit and Finance Committee considered and determined that the provision of services covered under "All Other Fees" is compatible with maintaining Grant Thornton LLP's independence in determining whether to appoint Grant Thornton LLP as the Company's independent auditors.

Policy on Audit and Finance Committee Pre-Approval of Audit and Permissible Non-Audit Services of
Independent Accountants

The Audit and Finance Committee pre-approves all audit and non-audit services provided by the independent accountants prior to the engagement of the independent accountants with respect to such services. The Chairman of the Audit and Finance
Committee has been delegated the authority by the Audit and Finance Committee to pre-approve the engagement of the independent accountants when the entire committee is unable to do so. The Chairman must report all such pre-approvals to the entire
Audit and Finance Committee at the next committee meeting. The Audit and Finance Committee approved
100% of the services listed under the preceding captions "Audit-Related Fees," "Tax Fees" and "All
Other Fees."

UNLESS OTHERWISE INDICATED THEREON, THE
ACCOMPANYING PROXY WILL BE VOTED FOR THE
RATIFICATION OF GRANT THORNTON LLP. YOUR BOARD OF
DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE
APPOINTMENT OF GRANT THORNTON LLP AS PRINCIPAL
INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING
DECEMBER 31, 2005.

Proposal 4 will be approved upon the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting and entitled to vote on such proposal.

                            OTHER MATTERS

As of the date of this Proxy Statement, the Board has no knowledge of any matters to be presented for consideration at the Meeting other than those referred to above. If (i) any matters not within the knowledge of the Board as of the date of this Proxy Statement should properly come before the Meeting; (ii) a person not named herein is nominated at the meeting for election as a Director because a nominee named herein is unable to serve or for good cause will not serve; (iii) any proposals properly omitted from this Proxy
Statement and the form of proxy, subject to applicable laws and our Certificate of Incorporation and Bylaws, should come before the Meeting; or (iv) any matters should arise incident to the conduct of the Meeting, then the proxies will be voted by the persons named in the enclosed form of proxy, or their substitutes acting thereunder, in accordance with the recommendations of the Board, or, if no such recommendations are made, in accordance with their best judgment.

STOCKHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

The 2006 annual meeting of stockholders is expected to be held on or about May 11, 2006. The Board will make provisions for the presentation of proposals submitted by eligible stockholders who have complied with the relevant rules and regulations of the SEC. We must receive such proposals no later than December 13, 2005 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. It is anticipated that the 2006 annual meeting of stockholders will be held on or about May 11, 2006.

                              FORM 10-K

Our Annual Report on Form 10-K for the 2004 fiscal year is available without charge to each stockholder, upon written request to the Company, c/o Investor Relations, at our principal executive offices at 2600 Stemmons Freeway, Suite 176,
Dallas, Texas 75207 and is also available on our website at http://www.accesspharma.com.

EACH STOCKHOLDER IS URGED TO COMPLETE, DATE, SIGN
AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED
ENVELOPE PROVIDED FOR THAT PURPOSE AND ADDRESSED TO
ACCESS PHARMACEUTICALS, INC. c/o AMERICAN STOCK
TRANSFER & TRUST CO.,  40 WALL STREET, 46TH FLOOR,
NEW YORK, NEW YORK 10005, A PROMPT RESPONSE IS
HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.


By Order of the Board of Directors,


/s/ Kerry P. Gray
------------------
Kerry P. Gray
President and CEO

                       ACCESS PHARMACEUTICALS, INC.
          2600 Stemmons Freeway, Suite 176, Dallas, Texas 75207

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder, having received the Notice of Annual Meeting of Stockholders and Proxy
Statement dated April 13, 2005, and revoking any proxy heretofore given, hereby appoints each of J.
Michael Flinn,  Herbert H. McDade, Jr. and Kerry P.
Gray, or any of them, Proxies of the undersigned with full power of substitution, to cumulate votes and to vote all shares of Common Stock of Access
Pharmaceuticals, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held Thursday, May 12, 2005 at
10:00 a.m., local time, at the New York Athletic
Club, 180 Central Park South, New York, New York
10019, (212) 247-5100, or any adjournment thereof.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this Proxy will be voted FOR each Director nominee listed in Proposal 1 and FOR Proposals 2, 3 and 4.

In their discretion, the named Proxies are authorized to vote on any other matters which may properly come before the Meeting or any adjournment thereof as set forth in the Proxy Statement.

(continued and to be signed on the reverse side)

The Board of Directors Recommends a vote "For" the election of Directors and "For" Proposals 2, 3 and
4.

Please sign, date and return this Proxy promptly in the enclosed envelope. Please mark your vote in blue or black ink as shown here. /x/

1. Election of Directors:
[  ] FOR ALL NOMINEES   Nominees:____ Max Link, PhD       Class 1 - 3 Year Term
                                 ____ John J. Meakem, Jr. Class 1 - 3 Year Term

[  ] WITHHOLD AUTHORITY FOR ALL NOMINEES

[  ] FOR ALL EXCEPT
     (see instructions below)

(INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: [ X ]

2. Proposal to establish the Access Pharmaceuticals,
Inc. 2005 Equity Incentive Plan, pursuant to which
an aggregate of 700,000 shares of our Common Stock
will issuable pursuant to the terms of such plan.    For  Against  Abstain
                                                    [   ]  [   ]    [  ]

3. Proposal to amend our Restricted Stock Plan to
increase the total number of shares of our common
stock authorized for issuance under that plan
to 400,000 shares.                                   For  Against  Abstain
                                                    [   ]  [   ]    [   ]

4. Proposal to ratify the appointment
of Grant Thornton LLP as our independent
accountants for the fiscal year ending
December 31, 2005.                                   For  Against  Abstain
                                                    [   ]  [   ]    [   ]

PLEASE MARK, SIGN AND DATE BELOW AND RETURN THIS
PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Proxies will also be accepted by transmission of a telegram, cablegram or telecopy provided that such telegram, cablegram or telecopy contains sufficient information from which it can be determined that the transmission was authorized by the stockholder delivering such Proxy. Telegrams or cablegrams may be addressed to American Stock Transfer & Trust Co.
at the address appearing on the attached envelope or via telecopy at (718) 234-2287.

Shares Held: ___________

THIS PROXY IS SOLICITED ON BEHALF OF ACCESS
PHARMACEUTICALS, INC.'S BOARD OF DIRECTORS AND MAY
BE REVOKED BY THE STOCKHOLDER PRIOR TO BEING VOTED
AT THE 2005 ANNUAL MEETING OF STOCKHOLDERS.

Signature ____________________________     ________
                                             Date
          ____________________________     ________
           Signature if held jointly         Date

NOTE: Please sign exactly as name or names appear on this Proxy. When shares are held jointly each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.